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                         PATRIOT SCIENTIFIC CORPORATION





                                   FORM 10-KSB

                                  Annual Report



                                EXHIBIT NO. 10.19






                        JAMES LUNNEY EMPLOYMENT AGREEMENT


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                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into effective as of the 23rd day of March, 1998, between PATRIOT SCIENTIFIC CORPORATION, a Delaware publicly traded corporation (the "Company"), and James Lunney ("Employee").

Employee, in consideration of the covenants and agreements hereinafter contained, agrees as follows with respect to the employment of the Company of Employee and Employees future business activities.

1. Employment: Term of Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth. Subject to the provisions for termination as hereinafter provided, Employee's term of employment by the Company shall be from the date of this agreement until March 23, 2001, and said employment shall continue after such date until either party shall deliver written notice to the other party hereto to the effect that the employment hereunder shall terminate thirty (30) days from the giving of such notice. This Agreement will supersede all prior written and oral agreements entered into by and between Company and Employee. Employee acknowledges that he is free to enter into this agreement and is not subject to any existing employment contract written or oral.

2. Services to be Rendered by Employee. Employee shall be subject to the direction of the Board of Directors, or a duly authorized committee thereof and his duties shall be those generally vested in the office of President and Chief Executive Officer and Director for the corporation and he shall have such other powers and duties as may be reasonably prescribed by the Board of Directors, or a duly authorized committee thereof, and shall perform such duties as from time to time may be decided upon by the Board of Directors, or a duly authorized committee thereof, of the Company, including but not limited to, speaking for and promoting the sale of the Company's product lines as public spokesman both in print and television ads.

The Employee agrees that he will serve the Company faithfully and to the best of his abilities, devoting substantially all his time, energy and skill to the activities of the Company and the promotion of its interests. Employee shall not serve as an officer or director or similar capacity with any other entity except with the consent of the Board of Directors.

3. Compensation.

(a) For the services to be rendered by Employee during his employment by the Company, the Company shall pay Employee a Base Salary of One hundred and Thirty thousand dollars ($130,000) per annum during the term of this agreement, prorated for any partial month and paid in conformity with the Company's normal payroll period. Employee's salary shall increase to $140,000 per annum after completing one full year of employment. Employee's salary shall be reviewed by the Board of Directors from time to time in its discretion, and Employee will receive such salary increases, if any, as the Board of Directors in its sole discretion determines.

(b) In addition to the Base Salary during each year of the term of employment, the Employee will be eligible to receive an Annual Bonus equal to 25% of Employee's Base Salary. The Annual Bonus shall be based upon the Employee's achievement of specific quantitative and non-quantitative objectives related to each fiscal year business plan established by the Company's Board of Directors prior to each annual period in question, and approved by the Board based upon milestones, to be paid within 60 days of employment anniversary. First year bonus of 25% guaranteed on first year employment anniversary or certain changes of control as defined in Paragraph 5(b)(2). Additional bonuses and future year bonuses shall be at the discretion of the Board of Directors.

(c) The Employee's place of employment shall be considered San Diego County, California.

(d) Employee shall be entitled to participate in and receive benefits under the Company's executive benefits plans as in effect from time to time, including, specifically for Employee, a $600 per month car allowance payable monthly, medical insurance, sick leave, and vacation time, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and Company policies. Specifically, Employee shall be entitled to three (3) weeks of vacation for the first year of employment increasing to four (4) weeks annually for each full year of employment.


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(e) The Company shall pay or reimburse Employee for all expenses normal reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder and authorized by the Company, including without limitation, expenses for entertainment, traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof as the Board of Directors; may from time to time adopt and authorize, and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986 and the rules and regulations adopted pursuant thereto now or hereafter in effect.

(f) All amounts payable or which become payable under any provision of this Agreement will be subject to any deductions authorized in writing by you and any deductions and withholdings required by law.

4. Indemnification.

(a) If, after the date of the commencement of the Employment Period, the Employee is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is an alleged act or failure to act in an official capacity as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith, including, without limitation, payment of expenses incurred in defending a Proceeding prior to the final disposition of such Proceeding (subject to receipt of an undertaking by the Employee to repay such amount if it shall ultimately be determined that the Employee is not entitled to be indemnified by the Company under Delaware law), and such indemnification shall continue as to the Employee even if he has ceased to be a director, officer, member, employee or agent of the Company or other enterprise and shall inure to the benefit of his heirs, executors and administrators.

(b) The right of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this
Section 4 shall not be exclusive of any other right that the Employee may have or hereafter may acquire under any statute, provision of the Certificate of Incorporation or Bylaws of the Company, agreement, vote of shareholders or disinterested directors or otherwise.

5. Termination of Employment.
(a) The Company shall have the right at its option to terminate the employment of Employee hereunder by giving written notice thereof to the Employee in the event of any of the following:

        (1) If the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, determines that the Employee should be terminated for Cause. For purposes of this Agreement, "Cause" means, in each case as determined in good faith by the Board, Employee's (i) personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit, and/or (ii) conviction of any felony law, and/or (iii) a determination or request by an appropriate regulatory authority that Employee be removed or disqualified from acting as an officer of the Company, and/or
        (iv) willful breach of a material provision of this Agreement after written notice, in reasonable detail as the alleged breach, has been given to you by the Board and you have had a reasonable opportunity to cure such breach. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Employee (i) a copy of a resolution, duly adopted by the Board (excluding the Employee) at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee of the meeting of the Board at which the motion is to be considered, which notice shall specify in reasonably detailed terms the facts and circumstances constituting Cause, and after the Employee, together with his counsel, having been afforded at such meeting an opportunity to be heard before the Board), finding that the Employee was guilty of conduct constituting Cause; (ii) a certificate of the Secretary or an Assistant Secretary of the Company stating that such resolution was in fact duly adopted by the Board (excluding the Employee); and (iii) a Notice of Termination in the form specified in the following sentence. A Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and set forth in reasonable detail the


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        facts and circumstances of the Employee's employment under the provision so indicated and the actual termination effective date.

        (2) If the Company gives Employee thirty days advance written notice of termination of employment.

        (3) If the Employee dies during the term of employment, the Employee's employment hereunder and Employee's compensation and other rights under this Agreement and as an employee of the Company (except as to compensation rights accrued prior thereto and except as expressly provided in the next succeeding sentence) shall terminate thirty (30 ) days following the date of death. In such event, the Company shall pay to the Employee's designated executor or administrator of the Employee's estate, all compensations and benefits accrued which would otherwise be payable to the Employee through the thirtieth (30) day following the date of death.

        (4) If the Employee is unable for any reason to carry out or to perform the duties required of him hereunder and does not resume his duties prior to the termination date specified in the Company's written notice of termination; provided, however, if the Employee shall fail to carry out or to perform the duties required of him because of mental or physical disability for a six consecutive month period during the term hereof and following such period he is unable to perform his duties hereunder because of mental or physical disability, as determined by the Board of Directors of the Company, or a duly authorized committee thereof, acting in good faith and upon reasonable grounds, he shall be entitled to receive his then Base Salary he would otherwise be entitled to hereunder during the term of this Agreement pursuant to Paragraph 3 hereof for a period of not longer than twelve (12) months after the termination of his employment pursuant to this Paragraph 5(a) (4).

        (5) If this Agreement is terminated by the Company pursuant to Paragraph 5(a)(2) hereof, then Employee shall be entitled to severance payments of
        (i) during the first six (6) months of this agreement equal to six (6) months of his then monthly Base Salary; and (ii) equal to twelve (12) months of his then monthly Base Salary and any bonus on an as if perfected basis payable in one lump sum within thirty (30) days after such effective termination of Employee's employment by the Company irrespective of the remaining term of this agreement.

(b) The Employee shall have the right at his sole option to terminate employment hereunder under the following conditions:

        (1) at any time upon thirty (30) days written notice.

        (2) upon written notice by Employee to the Company within thirty (30) days of and indicating that a change in control of the Company ("Corporate Transaction") has occurred and therefore Employee elects to terminate as provided herein. A Corporate Transaction of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control or other qualifying event shall be deemed to have occurred if
        (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (ii) the Company sells, transfers or otherwise disposes of all or substantially all of the assets of the Company; or (iii) a merger or acquisition in which the Company is not the surviving entity (except for a merger into a wholly-owned subsidiary, and except for a transaction the sole purpose of which is to change domicile.

        (3) if termination by the Employee is pursuant to 5 (b) (1) then no severance or termination payments shall be payable. If termination is noticed pursuant to 5 (b) (2) hereof then Employee shall be entitled to a payment equal to the remaining months of this Agreement multiplied by the Base Salary and any bonus on an as if perfected basis payable in one lump sum within sixty (60) days. In addition, the Employee shall be entitled to recover legal fees and costs incurred by Employee should the Company not make timely payment prescribed by this section and should the Employee prevail in any action filed thereabout.

6. Soliciting Customers. The Employee agrees that he will not for a period of one (1) year immediately following the termination of his employment with the Company, either directly or indirectly make known to any competing person,


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firm, or corporation the names or addresses of any of the customers of the
Company or any other information pertaining to them that is not in the public domain.

7. Trade Secrets of the Company. The Employee prior to and during the term of employment under this Agreement has had and will have access to and become acquainted with various trade secrets, consisting of devices, secret inventions, processes, and compilations of information, records, and specifications which are owned by the Company, and which are regularly used or to be used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this agreement or for a period of 36 months thereafter, except as required in the course of his employment. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed under any circumstances from the premises of the Company where the work is being carried on without prior written consent of the Company or consistent with the Company's normal business practices.

8. Inventions and Patents.

 (a) The Employee agrees that as to any inventions made by him during the term of his employment, solely or jointly with others, which are made with the equipment, supplies, facilities or trade secret information of the Company, or which relate at the time of the conception or reduction to purchase of the invention to the business of the Company or the Company's actual or demonstrably anticipated research and development, or which result from any work performed by the Employee for the Company, shall belong to the Company and the Employee promises to assign such inventions to the Company. The Employee also agrees that the Company shall have the right to keep such inventions as trade secrets, if the Company chooses. The Employee agrees to assign to the Company the Employee's rights in any other inventions where the Company is required to grant those rights to the United States government or any agency thereof. In order to permit the Company to claim rights to which it may be entitled, the Employee agrees to disclose to the Company in confidence all inventions which the Employee makes arising out of the Employee's employment and all patent application filed by the Employee within one year after the termination of his employment.

(b) The Employee shall assist the Company in obtaining patents on all inventions, designs, improvements, and discoveries patentable by the Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest the Company with full and extensive title thereto, and to protect the same against infringement by others. Any assistance after termination shall be at the Company's expense.

9. Stock Options.

(a) The Employee has been granted stock options on 350,000 shares, subject to vesting, in connection with this employment agreement. The Company agrees that if it should cause the registration of any stock options of any senior officers that it will include the option shares of the Employee with any registration statement, subject to qualification, at no cost to Employee. Subject to Board of Director approval, the Company may file a registration statement on Form S-8, if so registerable on such form, covering the shares issuable on option exercise.

(b) Subject to the provisions of Section 9(b) hereof, immediately prior to the closing of a transaction as described in Section 5(b)(2) ("Corporate Transaction"), the exerciseability of each option granted to you to purchase shares of Common Stock that is outstanding immediately prior to the closing of such Corporate Transaction, will be automatically accelerated so that each such option will, immediately prior to the closing date for the Corporate Transaction, become fully exerciseable with respect to the total number of shares issuable upon exercise thereof and may be exercised prior to the closing of such Corporate Transaction for all or any portion of such shares.

10. Severability. Each paragraph and subparagraph of this Agreement shall be construed and considered separate and severable from the validity and enforceability of any other provision contained in this Agreement.

11. Assignment. The rights of the Company (but not its obligations) under this Agreement may, without the consent of the Employee, be assigned by the Company to any parent, subsidiary, or successor of the Company; provided that such parent, subsidiary or successor acknowledges in writing that it is also bound by the terms and obligations of this Agreement. Except as provided in the preceding sentence, the Company may not assign all or any of its rights, duties or


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obligations hereunder without prior written consent of Employee. The Employee may not assign all or any of his rights, duties or obligations hereunder without the prior written consent of the Company.

12. Notices. All notices, requests, demands and other communications shall be in writing and shall be defined to have been duly given if delivered or if mailed by registered mail, postage prepaid:

(a) If to Employee, addressed to him at the following address as may be changed in writing from time to time:
        James Lunney
        11319 Monticook Ct.
        San Diego, CA 92127

(b) If to the Company, addressed to:
        Patriot Scientific Corporation
        10989 Via Frontera
        San Diego, California 92127
or to such other address as any party hereto may request by notice given as aforesaid to the other parties hereto.

13. Title and Headings. Titles and headings to paragraphs hereof are for purposes of references only and shall in no way limit, define or otherwise affect the provisions hereof.

14. Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of California, and shall be governed by and construed in accordance with the laws of the State of California.

15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart.

16. Cumulative Rights. Each and all of the various rights, powers and remedies of the Company and Employee in this Agreement shall be considered as cumulative, with and in addition to any other rights, powers or remedies of the Company or the Employee and no one of them as exclusive of the others or as exclusive of any other rights, powers and remedies allowed by law. The exercise or partial exercise of any right, power or remedy shall neither constitute the election thereof nor the waiver of any other right, power or remedy. Sections 4, 6, 7 and 8 hereof shall continue in full force and effect notwithstanding the Employee's termination of employment and the termination of this Agreement.

17. Remedies. The Employee and the Company both acknowledge that each may have no adequate remedy at law if either violates any of the terms contained in Sections 6, 7 and 8. In such event, either party shall have the right, in addition to any other rights it may have, to obtain relief to restrain any breach hereof or otherwise to specifically enforce any of the provisions hereof.

18. Waiver of Breach. The waiver by one party to this Agreement of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the said party .

19. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by parties hereto. Effective on the date hereof, any prior employment agreements between the Company and the Employee shall terminate.

20. Attorney's Fees. In the event that either party must institute legal action to compel the other to comply with the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

21. Good Faith. Each of the parties hereto agrees that he or it shall act in good faith in all actions taken under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


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/S/ ELWOOD G. NORRIS                              February 23, 1998
--------------------
Elwood G. Norris, Chairman



/S/ JAMES T. LUNNEY                               February 23, 1998
----------------------
James Lunney, Employee



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